EXHIBIT 5

                                   LAW OFFICES


                           DRINKER BIDDLE & REATH LLP

                       PHILADELPHIA NATIONAL BANK BUILDING
                              1345 CHESTNUT STREET
                           PHILADELPHIA, PA 19107-3496
                            Telephone: (215) 988-2700
                               Fax: (215) 988-2757


                                December 29, 1997


MEDIQ Incorporated
One MEDIQ Plaza
Pennsauken, NJ  08110

Gentlemen:

     We have acted as counsel to MEDIQ Incorporated (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement) relating to 900,000 shares of Common Stock of the Company, par value $1.00 per share (the "Shares"), issuable upon the exercise of options granted under the Company's 1997 Stock Option Plan (the "Plan").

     In this connection, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, its By-Laws, resolutions of its Board of Directors and stockholders, the Plan, and such other documents and corporate records as we have deemed appropriate in the circumstances.

     Based upon the foregoing and consideration of such questions of law as we have deemed relevant, we are of the opinion that the issuance of the Shares by the Company upon the exercise of stock options properly granted under the Plan has been duly authorized by the necessary corporate action of the Board of Directors of the Company, and such Shares, upon exercise of such options and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable by the Company.

     The opinions expressed herein are limited to the federal laws of the United States, and the General Corporation Law of the State of Delaware.

     We consent to the use of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under Section 7 of the Securities Act of 1933 since we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission.

                                            Very truly yours,



                                             \s\ DRINKER BIDDLE & REATH LLP
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                                             DRINKER BIDDLE & REATH LLP

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